SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement
[ X ]	Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       THE INTERGROUP CORPORATION
            (Name of Registrant as Specified In Its Charter)
                       THE INTERGROUP CORPORATION
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]	$500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  ___

(4)	Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fees is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

                        THE INTERGROUP CORPORATION
                   2121 AVENUE OF THE STARS, SUITE 2020
                      LOS ANGELES, CALIFORNIA 90067
                            (310) 556-1999

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON DECEMBER 10, 1996

To the Shareholders of
	The Intergroup Corporation

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Intergroup Corporation (the "Corporation") will be held in the Park Hyatt Los Angeles Hotel, 2151 Avenue of the Stars, Century City, California, on December 10, 1996 at 3:00 P.M. for the following purposes:

 (1)	to elect one Class C Director to serve until the 1999 Annual Meeting and until a successor shall have been duly elected and qualified;

 (2) to ratify the retention of Price Waterhouse LLP as independent public accountants for the Corporation; and

 (3)	to transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

	Only Shareholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

	Your proxy is important whether you own a few or many shares.  Please check the appropriate boxes in the enclosed proxy and sign, date and mail it today in the accompanying self-addressed postage-paid envelope.  Return the proxy even if you plan to attend the meeting.  You may always revoke your proxy and vote in person.

Dated: October 25, 1996
                                 							By order of the Board of Directors,

                                 							/s/ Howard A. Jaffe
                                 							Howard A. Jaffe, Secretary

                          THE INTERGROUP CORPORATION
                     2121 AVENUE OF THE STARS, SUITE 2020
                        LOS ANGELES, CALIFORNIA 90067
                              (310) 556-1999

                             PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 10, 1996
This Proxy Statement is furnished by the Board of Directors (the "Board") of The Intergroup Corporation (the "Corporation"), a corporation formed under the laws of the State of Delaware, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 10, 1996 or at any adjournment or adjournments thereof.
At such meeting, the Shareholders will consider and act on the proposals enumerated in the foregoing Notice of Meeting. Only Shareholders of record at the close of business on October 25, 1996 are entitled to notice of, and to vote, at the Annual Meeting.

Each shareholder is entitled to cast, in person or by proxy, one vote for each share held of record at the close of business on October 25, 1996. As of September 30, 1996 there were outstanding 959,349 shares of common stock, par value $.01 per share (the "Common Stock"), the only outstanding voting security of the Corporation. The shares were held of record by approximately 1,465 shareholders as of September 30, 1996.

The Annual Meeting will address business pertaining to the fiscal year ended June 30, 1996 (the "1996 Fiscal Year"). The proxies named in the accompanying Form of Proxy will vote the shares represented thereby if the proxy appears to be valid on its face, and where specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such such specification. If no specification is made, the shares represented by proxies in the form solicited will be voted (1) to elect the one Board nominee for Class C Director for a three-year term expiring at the 1999
Annual Meeting of Shareholders; (2) for the ratification of the retention of Price Waterhouse LLP as the Corporation's independent public accountants for the fiscal year ending June 30, 1997. A Shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Corporation at its principal executive offices in Los Angeles, California a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

This Proxy Statement and the accompanying Proxy were first sent or given to the Shareholders on or about October 25, 1996.

                               PROPOSAL I
                      ELECTION OF CLASS C DIRECTOR

The Corporation's Certificate of Incorporation provides that the Board of Directors shall consist of not more than nine nor less than five members.
The exact number of Directors, presently five, is fixed by the Board prior to each year's Annual Meeting of Shareholders. The Board is divided into three staggered classes, each class having not less than one nor more than three members. Each Director is elected to serve for a three-year term, and until the election and qualification of his or her successor. When vacancies on the Board occur, due to resignation or otherwise, the Directors then in office may continue to exercise the powers of the Directors and a majority of such directors may select a new Director to fill the vacancy. Any Director may resign at any time. Any Director may be removed by the vote of, or written consent of, the holders of a majority of the shares of Common
Stock outstanding at a special meeting called for the purpose of removal or to ratify the recommendation of a majority of the Directors that such Director be removed.

The term of the Class C Director expires at the Annual Meeting. The Board proposes Mrs. Mildred Bond Roxborough as Class C Director to serve until the 1999 Annual Meeting and until the election and qualification of her successor. The Board of Directors has been informed that the nominee has consented to being named as a nominee and is willing to serve as a Director if elected. However, if any nominee should be unable, or declines to serve, it is intended that the proxies will be voted for such other person as the proxies shall, in their discretion, designate. Unless otherwise directed in the accompanying Proxy, the person's name therein will vote FOR the election of this nominee.

                    DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Corporation:

                         POSITION WITH
NAME                     THE CORPORATION          AGE    TERM TO EXPIRE
CLASS A DIRECTORS
John V. Winfield         Chairman of the Board,    50    1997 Annual Meeting
(1)(4)(5)                President and Chief
                         Executive Officer

Josef A. Grunwald        Director                  48    1997 Annual Meeting
(2)(3)(5)

CLASS B DIRECTORS
Howard A. Jaffe          Vice Chairman of the      54    1998 Annual Meeting
(1)(4)                   Board, Chief Operating
                         Officer and Secretary

William J. Nance         Director and Treasurer    52    1998 Annual Meeting
(1)(2)(3)(4)

CLASS C DIRECTOR
Mildred Bond Roxborough  Director                  69    1996 Annual Meeting
(1)(2)(3)(4)

OTHER EXECUTIVE OFFICER
Gregory C. McPherson     Executive Vice            37    N/A
                         Predident, Assistant
                         Secretary and Assistant
                         Treasurer

---------------
(1)  Member of the Executive Committee
(2)  Member of the Administrative and Compensation Committee
(3)  Member of the Audit and Finance Committee
(4)  Member of the Real Estate Investment Committee
(5)  Member of the Nominating Committee

BUSINESS EXPERIENCE:

The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Corporation are as follows:

John V. Winfield -- Mr. Winfield was first appointed to the Board in 1982. He currently serves as the Corporation's Chairman of the Board, President and Chief Executive Officer, having first been appointed as such in 1987.
Mr. Winfield also serves as Chairman and Chief Executive Officer of Santa Fe Financial Corporation and Portsmouth Square, Inc., and as Director of Pacific Gateway Properties, Inc. and Orckit Communications Ltd.

Josef A. Grunwald -- Mr. Grunwald is an industrial, commercial and residential real estate developer. He serves as Chairman of PDG N.V. (Belgium), a hotel management company, and President of I.B.E. Services S.A. (Belgium), an international trading company. Mr. Grunwald was first elected to the Board in 1987.

Howard A. Jaffe -- Mr. Jaffe joined the Corporation in June 1994 as Chief Operating Officer. Mr. Jaffe was a partner in the law firm of Dorsey & Whitney from January 1988 to May 1994. Prior to that, he was a partner in the law firm of Delson & Gordon. Mr. Jaffe was first elected to the Board in 1987 and was elected Vice Chairman of the Board in 1994. He has also served as Secretary of the Corporation since 1987.

William J. Nance -- Mr. Nance is a Certified Public Accountant and private consultant to the real estate and banking industries. He also serves as President of Century Plaza Printers, Inc. Mr. Nance was first elected to the Board in 1984. He was appointed Treasurer, Chief Operating Officer and Chief Financial Officer in 1987. Mr. Nance resigned as Chief Operating Officer and Chief Financial Officer in January 1990 but continues to serve as Treasurer.

Mildred Bond Roxborough -- Mrs. Roxborough has been Director of Development and Special Programs of the National Association for the Advancement of Colored People (NAACP) since 1986. Her responsibilities include planning and implementing fundraising programs to support the Association's national programs and developing and overseeing Special Programs on national issues.
She also serves as Vice Chairman of the Board of Directors of America's Charities Federation, Chairman of its Membership and Personnel Committees and member of its Long Range Planning Committee; and Member of the Board of Directors of Morningside Health and Retirement Service, Member of
Personnel Committee of Morningside Heights Housing Corporation.
Mrs. Roxborough was first appointed to the Company's Board in 1984 and served as its Vice Chairman from 1987 through 1994.

Gregory C. McPherson -- Mr. McPherson joined the Corporation in March 1993. Mr. McPherson was a private financial and strategic advisor from January
1992 to March 1993 to companies in various industries. From July 1989 to December 1991, Mr. McPherson served as Vice President in the Investment Banking and Corporate Finance Department of Kemper Securities Group, Inc. From September 1987 to June 1989, Mr. McPherson attended the Harvard Business School where he received his M.B.A. and during that time was with Prudential Bache Capital Funding in their Mergers & Acquisitions and Financial Restructuring Group. For the seven years prior to attending the Harvard Business School, Mr. McPherson was a manager at the public accounting firm of Price Waterhouse. Mr. McPherson is a Certified Public Accountant.

COMMITTEES:

The Corporation has an Executive Committee which meets in lieu of the Board upon the request of the Chairman of the Committee. Mr. Winfield is Chairman of the Executive Committee. The Committee held ten meetings during the 1996 Fiscal Year.

Mr. Nance serves as Chairman of the Corporation's Administrative and Compensation Committee, which administers the Phantom Stock Program (defined below) and reviews executive salaries. This committee held four meetings during the 1996 Fiscal Year.

The Audit and Finance Committee is chaired by Mr. Nance. It held one meeting during the 1996 Fiscal Year. This committee meets with the Corporation's personnel and with representatives of the Corporation's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Corporation's financial statements, and recommends to the Board the appointment of the independent certified public accountants.

The Corporation has a Real Estate Investment Committee which is chaired by Ms. Roxborough. This committee held four meetings during the 1996 Fiscal Year. The Real Estate Investment Committee reviews potential acquisitions and dispositions of property.

The Corporation's Nominating Committee is chaired by Mr. Grunwald. The committee held two meetings during the 1996 Fiscal Year. The Nominating Committee selects nominees for election or re-election of directors and officers.

The Board held twenty one meetings during the 1996 Fiscal Year. No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as Director during the 1996 Fiscal Year. No Director attended less than 75% of all meetings of committees on which he or she served.

                         EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS COMPENSATION

The following table sets forth on an accrual basis all direct remuneration paid by the Corporation to the Executive Officers of the Corporation and of a subsidiary of the Corporation for services rendered for the 1996 Fiscal Year, the 1995 Fiscal Year and the 1994 Fiscal Year, whose aggregate direct remuneration exceeded $100,000 in the 1996 Fiscal Year. Estimated annual benefits upon retirement will include allocations under the ESOP (defined below). Such benefits are not currently determinable because the plan is voluntary and employee contributions and allocations under the plan are discretionary. There are currently no employment contracts with the Executive Officers. No Long-Term Compensation Awards or Payouts were made, and no Options or Stock Appreciation Rights ("SARs") were granted, during the 1996 Fiscal Year, 1995 Fiscal Year or 1994 Fiscal Year.


NAME AND PRINCIPAL                                        OTHER ANNUAL
POSITION                     YEAR      SALARY   BONUS     COMPENSATION
John V. Winfield             1996     $195,650              $36,622 (1)
Chairman; President          1995     $204,156              $56,114 (1)
and Chief Executive Officer  1994     $204,156              $47,459 (1)

Howard A. Jaffe (2)          1996     $300,000
Vice Chairman; Chief         1995     $300,000
Operating Officer and        1994      $37,500
Secretary

Gregory C. McPherson         1996     $191,655
Executive Vice President;    1995     $172,704   $50,000
Assistant Secretary and      1994     $148,740   $40,000
Assistant Treasurer

Keith R. Schrupp (3)         1996     $119,687    $5,000
Vice President of Finance    1995     $101,500    $1,500
                             1994      $71,018    $1,000
___________________
(1) Includes an auto allowance and imputed interest of approximately $24,000 for Fiscal Year 1996 and $43,000 for Fiscal Year 1995 and Fiscal Year 1994 on a note due the Corporation, which was paid in full in March 1996. See
Note 12 of Notes to Consolidated Financial Statements for the 1996 Fiscal Year for further information regarding the note receivable from Mr. Winfield.

(2)  Mr. Jaffe joined the Corporation in June 1994.

(3) Mr. Schrupp joined the Corporation in October 1993 and resigned in July 1996.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information concerning stock options held by all Executive Officers named in the Compensation Table as of June 30, 1996. No SARs are outstanding.

                                             Number of          Value of
                                             Securities         Unexercised In-
                                             underlying         the-Money
                                             unexercised        options/SARs at
                                             options/SARs at    fiscal year end
                                             fiscal year end
                  Shares
                  Acquired on   Value         Exercisable/       Exercisable/
Name              Exercise      Realized(1)   Unexercisable      Unexercisable
John V. Winfield  125,000       $2,237,500          -                  -

(1) Based on the difference between the fair market value of the Common Stock and the exercise price of the stock options at the exercise date.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST ("ESOP")
In April 1986, the Corporation established an Employee Stock Ownership Plan and Trust ("ESOP"), effective July 1, 1985, which enabled eligible employees to receive an ownership interest in Common Stock. The Corporation did not make ESOP contributions during the 1996 Fiscal Year.

PHANTOM STOCK PROGRAM
The Corporation maintains a "phantom" stock program which provides for the issuance of up to 40,000 units with each unit being equivalent to one share of Common Stock. Participants in the program are credited with the incremental value in shares of Common Stock and dividend equivalents over a five-year period from the date of award. One-fifth of such credits in each participant's account vest on the first anniversary date of the award and an additional one-fifth vest on each of the next four anniversary dates. No units were granted in the 1996 Fiscal Year and, as of June 30, 1996, no units were outstanding.

STOCK INCENTIVE PLAN
In 1987, the Board approved a Stock Incentive Plan providing for the issuance of up to 125,000 shares of Common Stock pursuant to the exercise of stock options granted under the plan. The plan also provides for the issuance of SARs which may be granted in connection with or without relation to the stock options. The plan was approved by the Corporation's Shareholders in 1988.
In conjunction with the Stock Incentive Plan, the Board approved the grant of an option to the Corporation's president for the purchase of 125,000 shares of Common Stock at an exercise price of $11.50. This action was also approved by the Shareholders in 1988. No options or SARs were granted under this plan in Fiscal 1996. As of June 30, 1996, 125,000 options had been exercised and no options to purchase shares of Common Stock remain outstanding.


COMPENSATION OF DIRECTORS
The Corporation's arrangements for compensation of Directors is as follows: the Chairman of the Board of Directors is eligible to receive $9,000 per annum; each other Director is eligible to receive a fee of $4,000 per annum and a fee of $300 for each Board or committee meeting attended; and each Director who is a chairman of a committee of the Board of Directors is eligible to receive $350 for each committee meeting which he or she chairs. The Directors who are also Executive Officers do not receive any fee for attending either meetings of the Board or of any Board committee.

Except for the foregoing, there are no other arrangements for compensation of Directors and there are no employment contracts between the Company and its Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 30, 1996, certain information with respect to the beneficial ownership of Common Stock owned by: (i) those persons or groups known by the Corporation to own more than five percent of the outstanding shares of Common Stock, (ii) each Director, nominee for Director and Executive Officer, and (iii) all Directors and Executive Officers as a group.

NAME AND ADDRESS OF       AMOUNT AND NATURE
BENEFICIAL OWNER          OF BENEFICIAL OWNER(1)   PERCENTAGE(2)

John V. Winfield             408,428(3)                42.6%
2121 Avenue of the Stars
Los Angeles, CA 90067

Josef A. Grunwald             32,465                    3.4%

Howard A. Jaffe                6,166(4)                   *

William J. Nance              17,000                    1.8%

Mildred Bond Roxborough        1,045                      *

Gregory C. McPherson           3,599(5)                   *

All Directors and            468,703                    48.9%
Executive Officers
as a Group (6 persons)
______________________
*  Ownership does not exceed 1%.

(1)	Unless otherwise indicated and subject to applicable community property
laws, each person has	sole voting and investment power with respect to the
shares beneficially owned.

(2)	Percentages are calculated on the basis of the number of shares of
Common Stock outstanding on	September 30, 1996.

(3)	Includes 13,428 shares allocated to Mr. Winfield under the ESOP.  Does not include an additional 5,966 shares held by the ESOP with respect to
which Mr. Winfield, as trustee, would have the 	power to vote if voting
instructions are not provided by the participants on a timely basis.

(4) Includes 300 shares held by Mr. Jaffe's spouse, in trust for Mr. Jaffe's
children pursuant to the	provisions of the Uniform Gift to Minor's Act
enacted under the laws of the State of Connecticut,	beneficial interest in
which is disclaimed, and 716 shares allocated to Mr. Jaffe under the ESOP.

(5) Includes 1,199 shares allocated to Mr. McPherson under the ESOP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During Fiscal 1994, the Corporation was provided legal services by the firm of Dorsey & Whitney, of which Mr. Jaffe, Director and Secretary of the Company, was a partner through May 1994. Fees for these services aggregated approximately $204,000 during the year ended June 30, 1994.

In March 1996, the Company's president paid in full the $830,173 outstanding balance of the note relating to his 1986 exercise of stock options.

In May 1996, the Company's president exercised an option to purchase 125,000 shares of common stock at a price of $11.50 per share through a full recourse note due the Company on demand, but in no event later than May 2001. The note bears interest floating at the lower of 10% or the prime rate (8.25% at June 30, 1996) with interest payable quarterly. The balance of the note receivable at June 30, 1996 was $1,452,121 including accrued interest receivable.

                                PROPOSAL II

                  RATIFICATION OF APPOINTMENT OF AUDITOS

The Board has appointed Price Waterhouse LLP, Certified Public Accountants, to continue as the Corporation's auditors and to audit the books of account and other records of the Corporation and its consolidated operating subsidiaries for the fiscal year ending June 30, 1997. The Board expects that representatives of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions from Shareholders, and the Board will provide these representatives with an opportunity to make a statement if they desire to do so.

The appointment of Price Waterhouse LLP as the Company's auditors for the fiscal year ending June 30, 1997 is being submitted to the Shareholders for ratification. The Board recommends that the Shareholders vote FOR the ratification of the appointment of Price Waterhouse LLP. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. If the appointment of Price Waterhouse LLP is not ratified by the Shareholders, the Board will consider the appointment of other auditors for the fiscal year ending June 30, 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission, Directors and Executive Officers of the Corporation, as well as persons holding more than 10% of the Corporation's Common Stock, are required to file reports showing their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission and all exchanges on which the Corporation's securities are registered by certain specified due dates.
Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed during Fiscal 1996, all such reports that were required were filed on a timely basis.

OTHER BUSINESS
As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Annual Meeting including matters incident to the conduct of the Annual Meeting, the holders of the proxies will vote on those matters at their discretion.

SHAREHOLDER PROPOSALS
It is presently anticipated that the 1997 Annual Meeting of Shareholders will be held on or around December 9, 1997. Shareholders desiring to exercise their rights under the Proxy Rules of the Securities and Exchange Commission to submit proposals for consideration by the Shareholders at the 1997 Annual Meeting are advised that their proposals must be received by the Corporation no later than June 30, 1997 in order to be eligible for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to that meeting.

GENERAL
The Corporation will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed form of Proxy, and of soliciting Proxies. The Corporation will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with those solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Corporation, but no additional compensation will be paid to such individuals.

A copy of the Corporation's Form 10-KSB for the 1996 Fiscal Year will be furnished, upon request, to any Shareholder. A copy of the 1996 Annual Report is being sent to the Shareholders with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                 					By Resolution of the Board of Directors

                                 					THE INTERGROUP CORPORATION

                                 					Howard A. Jaffe, Secretary
                                      Dated:	Los Angeles, California
                                     	October 25, 1996